Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Consolidated Graphics, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-62317) on Form S-4 and registration statements (Nos. 33-87192, 333-13737, 333-18435 333-66019 and 333-121201) on Form S-8 of Consolidated Graphics, Inc. of our reports dated June 7, 2006, with respect to the consolidated balance sheets of Consolidated Graphics, Inc. as of March 31, 2006 and 2005, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2006, and the related financial statement schedule, mangement’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2006 and the effectiveness of internal control over financial reporting as of March 31, 2006, which reports appear in the March 31, 2006, annual report on Form 10-K of Consolidated Graphics, Inc.

/s/ KPMG LLP

Houston, Texas

June 7, 2006